Exhibit 10.1

FIFTH AMENDMENT TO OUTSOURCING SERVICES AGREEMENT

By this Agreement, made and entered into as of this 17th day of November 2014, by and between Boise Cascade Company, a Delaware corporation, formerly known as Boise Cascade, L.L.C. (“Boise Cascade”), and Boise Paper Holdings, L.L.C., a Delaware limited liability company (“Boise Paper”) and subsidiary of Packaging Corporation of America, the parties do hereby agree as follows:

1. Amendment to Term. Section 3 of the Outsourcing Services Agreement between and among the parties dated as of February 22, 2008 (the “Agreement”) is amended to provide for an expiration date (the “Expiration Date”) for those Statements of Work (the “Expiring Statements of Work”) identified on Exhibit A, and the obligations of each party under each such Expiring Statement of Work shall terminate on the Expiration Date provided thereon. Those Statements of Work (“Continuing Statement of Work”) not included on Exhibit A shall terminate in accordance with Section 3 unless earlier terminated pursuant to the terms of the Agreement or as otherwise provided on such Continuing Statements of Work.

2.Termination Assistance Services for Expiring Statements of Work. Section 25.6 of the Agreement shall be amended to add the following language to the end of the first paragraph of such provision:

Notwithstanding the foregoing or anything to the contrary in this Agreement, the Termination Assistance Services Period for each Expiring Statement of Work shall precede the Expiration Date of such Expiring Statement of work and shall end on such Expiration Date, such that there shall be no further obligations of the parties for any Expiring Statement of Work after its Expiration Date. For those Expiring Statements of Work for which the Termination Assistance Services Period exceeds the length of time between the date hereof and the Expiration Date, such Termination Assistance Services Period shall be shortened and shall end on the Expiration Date. In the event that Services Recipient provides the notice to terminate an Expiring Statement of Work as provided in Section 25.3 or such Statement of Work is otherwise terminated prior to its Expiration Date, the Termination Assistance Services Period will not, in any event, run beyond the Expiration Date for such Expiring Statement of Work.

3.Severance Obligations for Expiring Statements of Work. A new Section 25.3.4 is hereby added to the Agreement and shall read as follows:

25.3.4    Notwithstanding anything to the contrary in Section 25.3.3 or elsewhere in this Agreement, Service Recipient shall not be responsible for severance costs or other termination costs for terminating employment with Service Provider of any employees of Service Provider who were employed for purposes of fulfilling Service Provider’s obligation to provide Services under the Agreement as a result of the termination of any Expiring Statement of Work, howsoever such termination occurs.

4.Employees.

A new Section 25.3.5 is hereby added to the Agreement and shall read as follows:

25.3.5 If Services Recipient desires to employ any employees of Services Provider involved in the provision of any Services under any Expiring Statement of Work, Services Recipient shall notify Services Provider in writing, which notice shall include the names of such employees. Services Provider shall make those identified employees after the Expiration Date of such Expiring Statement of Work (“Continuing Employees”) available to Services Recipient for interview and such other customary pre-employment procedures of Services Recipient and shall cooperate with Services Recipient as to allow Services Recipient to solicit for employment and hire (at or around the time of the Expiration Date of such Expiring Statement of Work) of such Continuing Employees. The parties shall also cooperate as necessary so that Service Provider’s ability to provide the Services to Services Recipient through the Expiration Date is not jeopardized by Services Recipient hiring such Continuing Employee. It is hereby understood that Services Provider will not participate in any manner in connection with the solicitation and hiring of Continuing Employees, and Services Recipient shall not consult Services Provider in connection therewith, other than to make necessary arrangements to meet with individual employees as Services Recipient determines necessary and to provide information regarding years of service, wage, position and benefits. Services Recipient shall be under no obligation to employ, or offer employment, to any employees of Services Provider. Services Provider shall be responsible for any severance or other termination costs regarding the termination of employment with Service Provider of any employee involved in the provision of Services under any Expiring Statement of Work. If Services Recipient employs any Continuing Employee and subsequently terminates such Continuing Employee, Services Recipient shall be responsible for any severance or other termination costs of such Continuing Employee under Service Recipients plans or policies.

5.Continuing Statements of Work. The Continuing Statements of Work identified on Exhibit B shall continue after the date hereof subject to any amendments identified thereon and attached thereto.

6.New Statement of Work. The Statement of Work entitled “IT Services-Maximo Mill Maintenance System” is hereby adopted and shall read as set forth on Exhibit C.

7.Modifications to Indemnification; Remedies; Limitation of Liability

a.	Section 8.2 of the Agreement shall be amended to add the following language to the end of such Section:

Notwithstanding anything to the contrary in this Agreement, the sole and exclusive remedy of Services Recipient with respect to any Services that are defective or that do not otherwise conform to the requirements of this Agreement (including any representation or warranty relating to such Services set forth herein or on any Statement of Work and as provided in this Section 8.2) shall be the reperformance or correction by Services Provider of such defective or non-conforming Service. Services Provider shall have no other Liability to Services Recipient or any third party for any Losses relating to defective or non-conforming Services.

b.	Section 21.1 of the Agreement shall be amended to delete the language set forth in clause (i)(y) therein, such that clause (i) of Section 21.1 shall read as follows:

(i)	the Indemnifying Party’s (or its Personnel’s) intentional violation of any applicable Law;

c.	Section 22.2 of the Agreement shall be amended to add the following language to the end of such Section:

SERVICE RECIPIENT’S SOLE AND EXCLUSIVE REMEDY FOR DEFECTIVE OR NONCONFORMING SERVICES SHALL BE AS PROVIDED IN SECTION 8.2.

d.	Section 22.3 of the Agreement shall be amended in its entirety to read as follows:

22.3 Exclusions. The limitation of liability set forth in Article 22 and the exclusion of certain damages set forth in Section 22.2 are not applicable to: (i) amounts expended by Services Recipient to find a replacement from a third party for the applicable Services or Deliverables in the event of a failure by Service Provider to provide the same, where such amounts are recoverable in accordance with the terms of this Agreement and subject to any notice and cure periods; provided that the exclusion in this clause (i) shall only apply to the failure of Service Provider to provide Services or Deliverables and shall not apply to non-conforming or defective Services where Service Provider undertakes in good faith to reperform or correct such Services; (ii) the failure of Services Recipient to make payments due under this Agreement (including late fees but subject to the exclusion of certain damages set forth in Section 22.2); (iii) any liability (including any related indemnifications obligations) caused by or arising from (a) criminal or tortious willful misconduct or criminal or tortious fraud of a Party or such Party’s Personnel (but without limiting either Party’s right to recover damages that may not be excluded by contract as a matter of law), (b) any bodily injury or damage to tangible property to the extent such injury or damage results from the negligence or willful misconduct of a Party or its contractors, licensees, agents, employees, subcontractors, or third party suppliers, unless due to the negligence or willful misconduct of the other Party, its contractors, licensees, agents, employees, subcontractors, or third party suppliers, (c) either Party’s unauthorized use or disclosure of the other Party’s Confidential Information (but which liability shall be capped in the aggregate, with all other claims subject to a cap under this Article 22, to an amount equal to one and one-half (1.5) times the Cap), or (d) breach of either Party’s Intellectual Property Rights.

8.Immediate Termination of Statement of Work. The Statement of Work entitled “Timber Procurement/Accounting Umatilla Chip Mill” is hereby terminated.

9.Change in Service Provider and Service Recipient. At a mutually agreed upon date no earlier than March 31, 2015 and no later than December 31, 2015, Boise Cascade shall become the Service Provider and Boise Paper shall become the Service Recipient under the Statements of Work entitled “Legal”, “Records Information Services” and HQ/Facilities (other than Relocation services referenced therein, which will continue to be provided by Boise Paper to Boise Cascade). If the parties do not agree on such a date, then such date shall be December 31, 2015 for each Statement of Work. The parties will execute and deliver mutually agreeable amendments to such Statements of Work to reflect such changes.

10.Effect; Ratification. Except as specifically amended hereby, all terms, provisions and conditions of the Agreement (as amended through the date hereof) shall remain in full force and effect. The Agreement, as amended hereby, is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be signed as of the date first set forth above.

BOISE CASCADE COMPANY By /s/ Wayne Rancourt Title EVP, CFO & Treasurer	BOISE PAPER HOLDINGS, L.L.C. By /s/ Bernadette Madarieta Title V.P. & Controller

Exhibit A

Expiring Statements of Work

Statement of Work	Expiration Date 11:59 PM (and end of Termination Assistance Period)
Financial Reporting	July 31, 2015
Corporate Accounting	July 31, 2015
Financial Systems, Asset and Project Accounting	July 31, 2015
Shared Accounting Services	December 31, 2015
Tax Dept	April 1, 2015
Internal Audit	July 31, 2015
Security	July 31, 2015
Information Services	December 31, 2015**
Compensation/Benefits	March 1, 2015
HR Services	December 31, 2015
Energy Management	March 31, 2015
Supply Chain/Procurement	December 31, 2015

**With respect to “Information Services”, the parties will meet regularly (and not less than quarterly) and discuss the feasibility of terminating such services as provided above. If, based on such discussions, the parties determine that it is not feasible to terminate on such date, then the parties will use commercially reasonable efforts to extend the Expiration Date to a mutually agreeable date, taking into account the resources of Services Provider and the need of Services Recipient to conduct appropriate testing and verification of system functionality in advance of the complete cutover of the system to Services Recipient. If a party desires to extend the Expiration Date and the parties are unable to agree on an extension on or prior to October 31, 2015, then each of Services Provider and Services Recipient shall have a one-time, unilateral right to extend the Expiration Date for a period not to exceed 45 days, which right must be exercised on or before November 15, 2015 (the “Unilateral Extension Right”). If both parties exercise their Unilateral Extension Rights, then the Expiration Date will be extended by 90 days.

Exhibit B

Continuing Services, Including Amended Statements of Work

Service	Amended?
Environmental Services	No, continues on existing terms
International Transportation	No, continues on existing terms
Transportation Information Systems	No, continues on existing terms
Director Transportation	Yes, as set forth on Exhibit B-1
Fleet/Driver Services	No, continues on existing terms
Public Policy (Environmental/Certification)	No, continues on existing terms

Exhibit B-1

STATEMENT OF WORK
Director Transportation

This is one of the Statements of Work provided for in the Outsourcing Services Agreement between Boise Cascade, L.L.C. ("Boise Cascade") and Boise Paper Holdings, L.L.C. ("Boise Paper"), dated February 22, 2008 (the "Agreement") and is subject in all respects to the terms of the Agreement. All terms specifically defined in the Agreement shall have the same meaning when used in this Statement of Work. The terms of this Statement of Work are as follows:

Service Provider: Boise Paper, Director Transportation

Service Recipient: Boise Cascade, and its Affiliates

Description of Services to be provided:

Provide awareness, understanding and leadership for the business unit in key areas of transportation management:

Industry Issues

Railroad Supplier Relationships (executive level management)
Regulations (hours of service, load restraint, homeland security)
Industry Groups and Associations (Paper and Forest Products Industry Transportation
Committee and National Freight and Transportation Association)
Technology (heavy haul equipment, rail car movers, car door openers, track maintenance)

Commercial Issues

Interpretation of Rail Circulars and Tariffs (fuel surcharges, demurrage, diversions, switching, general accessorial charges)
Reciprocal switching rights, interline rate divisions
Comparative rate analyses
Car supply and utilization
Rail and truck loading practices and weight limitations

Provide supervision and oversight of shared support activities:

TIS rate data base and freight payment service

Driver services
International Transportation

Basis for Charges for Services: Fully allocated actual costs

Payment Terms: As set forth in Section 11 of the Agreement.

Responsible Managers:

Boise Cascade        Tom Corrick
Nick Stokes

Boise Paper            Bruce Ridley
Ross Corthell

Termination Assistance Services Period                        6 months

Exhibit C

STATEMENT OF WORK
IT Services-Maximo Mill Maintenance System

This is one of the Statements of Work provided for in the Agreement and is subject in all respects to the terms of the Agreement. All terms specifically defined in the Agreement shall have the same meanings when used in this Statement of Work. The terms of this Statement of Work are as follows:

Service Provider: Boise Cascade

Service Recipient: Boise Paper

Commencement Date:    Services under this Statement of Work shall commence on the date of expiration of the Statement of Work for IT Services currently in effect.

Pre-Commencement Work: On or before the commencement date, the parties shall cooperate in working with the vendor to transfer sufficient license rights to the Maximo mill maintenance system to Boise Cascade to enable Boise Cascade to operate the system and provide the services described below. Expenses shall be borne as provided in Section 25.5 of the Agreement.

Description of Services:

Boise Cascade will operate and maintain the “Maximo” mill maintenance system for the benefit of Boise Paper’s white paper mills on a basis consistent with the operation and maintenance of such system prior to the Commencement Date, as operated by Boise Paper.

Basis for Charges: Fully allocated actual costs

Payment Terms: As set forth in Section 11 of the Agreement

Boise Paper may terminate this Statement of Work for convenience on 60 days prior written notice to Boise Cascade. The period between delivery of such notice and the date of termination shall be the Termination Assistance Services Period.